Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________

Cibatella Corp.

(Exact name of registrant as specified in its charter)

__________________________

Wyoming	7380	98-1852011
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Astangu tanav 62, Tallinn, Harju 13519, Estonia
+1(307)6556080

cibatella.corp@cibatella.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

Wyoming Registered Agent

30 N Gould St Ste R

Sheridan, WY 82801

+13072002803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“sec”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 12, 2025

PROSPECTUS

Cibatella Corp.

UP TO 4,000,000 SHARES OF COMMON STOCK AT $0.03 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Cibatella Corp., a Wyoming corporation, and no public market exists for the securities being offered. We are offering for sale a total of up to 4,000,000 shares of common stock at a fixed price of $0.03 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed.

The securities being offered by Cibatella Corp. are intended to be listed and traded on the following national securities exchanges and markets: OTC (Over-the-Counter) Market and QB (OTCQB). The successful listing and trading of securities on these exchanges are subject to regulatory approvals and market conditions. There is a possibility that the Company may not be successful in having its securities listed and traded on these exchanges. Investors should be aware of this inherent uncertainty, and the offering is not conditioned on receipt of listing approval.

Cibatella Corp. is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares without the participation of an underwriter. This Prospectus will permit our President and Director, Janek Innos to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares he may sell. In offering the securities on our behalf, Mr. Innos will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Cibatella Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Before investing, you should carefully read this prospectus and consider the section of this prospectus entitled “Risk Factors”.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement is filed with the U.S. Securities and Exchange Commission and has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Cibatella Corp.

Astangu tanav 62, Tallinn, Harju 13519, Estonia
+1(307)6556080

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Cibatella” refer to Cibatella Corp. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR BUSINESS

Cibatella Corp. was incorporated under the laws of the state of Wyoming on April 10, 2025. We are a development-stage company focused on launching and expanding Cibatella, a web culinary platform designed to inspire, educate, and empower individuals to explore international cuisines and develop culinary skills. Our executive and business office is located at Astangu tanav 62, Tallinn, Harju 13519, Estonia, and our telephone number is +1(307)6556080. We maintain our statutory registered agent’s office at 30 N Gould St Ste R Sheridan, WY 82801.

We have developed a full business plan. The Company has no revenue and has incurred losses since its inception. Our possesses assets in a form of web app. The Web App Purchase Agreement was filed as Exhibit 10.2 to this Registration Statement.

Cibatella provides users with step-by-step recipes accompanied by high-quality images, ingredient lists, preparation times, and detailed dish descriptions. Our web app specializes in Polish, Ukrainian, French, and Italian cuisines, allowing users to explore, learn, and cook a variety of traditional and modern dishes.

Our web app includes an AI-powered recipe assistant that allows users to input the ingredients they have on hand and receive dish suggestions, complete with preparation steps. Users can also “favorite” recipes they love by tapping the heart icon, making them easy to revisit in the “Saved” section of their profile.

In addition to recipe discovery, we offer fee-based culinary education and training services for a broad audience—from beginner home cooks to professional chefs and restaurant teams. As part of our growth strategy, we will be hiring freelance chefs and culinary educators by formalizing freelance agreements. These professionals will assist in developing content, delivering virtual classes, and providing culinary coaching. However, we are going to hire freelance chefs once we secure our first client and establish an initial client base for our culinary education and training services.

Also the Company’s revenues are expected to be derived from paid contextual advertising services offered through the Cibatella web culinary app. These services will be targeted to businesses and individuals within the culinary sector, including but not limited to restaurants, individual chefs, culinary instructors, cooking schools, kitchenware brands, and food-related services.

The Company offers banner advertising, consisting of static or animated media, which will be placed in prominent and high-traffic areas of the web app. These advertisements are intended to enhance visibility for advertisers and drive engagement from users actively seeking culinary content. Pop-up advertisements will also be available as a part of our advertising offerings. These ads will appear at key moments during the user’s navigation experience and are designed to capture immediate attention, offering advertisers an additional avenue to promote their services and products effectively.

By providing these advertising services, the Company aims to create a reliable revenue stream while simultaneously offering advertisers access to a focused audience interested in culinary education, recipes, and related products and services. The Company anticipates that demand for targeted advertising within the culinary space will increase in parallel with user engagement and platform growth.

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We plan constantly expand the functionality of our services to make our web culinary platform more attractive for our consumers. We have purchased the web app for US $40,300, and the full payment was made on June 30, 2025. As of that date, there is no outstanding debt related to the acquisition of the web application.

The link for the Cibatella web app:

•	https://cibatella.com/

Below are several technologies we plan to effectively integrate into our web culinary platform:

•	smart shopping list;
•	dietary filters and search options;
•	nutrition calculator;
•	multilingual interface;
•	user reviews and comments;
•	user-generated recipes.

Our business office is located at Astangu tanav 62, Tallinn, Harju 13519, Estonia. Our telephone number is +1(307)6556080 and our email address is cibatella.corp@cibatella.com

At the present there is no assurance that we will be successful in providing our services. From inception on April 10, 2025 until the date of this filing, we have had limited operating activities. Our financial statements for the three months ended September 30, 2025 reports $38,284 in intangible assets (web culinary platform) and $6,240 in cash, and a net loss of $17,156 consisting of consulting expense $12,000, bank service charges $15, legal fees $1,500, audit fees $1,625 and depreciation $2,016. The Company issued common stock 2,000,000 shares at par value $0.0001 in consideration of $200 to Janek Innos.

Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended September 30, 2025, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Currently, we have only one employee who is also our sole officer and Director - Mr. Janek Innos. He will offer the shares to friends, relatives, acquaintances and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our director will be solely responsible for selling shares under this offering and no commission will be paid to him on any sales. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC and QB Markets quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities offered:	Up to 4,000,000 shares of our common stock, par value $0.0001 per share.
Offering price:	$0.03
Duration of the offering:	The 4,000,000 shares of common stock are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days.
Net proceeds to us:	$120,000
Use of proceeds:	See “Use of Proceeds” and the other information in this prospectus.
Shares outstanding prior to the offering:	2,000,000
Shares outstanding after the offering:	6,000,000, assuming the entire offering is sold.

Our President and Director, Janek Innos and/or affiliates do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the three months ended September 30, 2025.

As of September 30, 2025
Balance Sheet
Total Assets	$47,024
Total Liabilities	72,229
Stockholders’ Deficit	$(25,205)

For the three months ended September 30, 2025
Income Statement
Revenue	$–
Total Expenses	(17,156)
Net Loss	$(17,156)

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We have yet to earn revenue and our ability to sustain our operations depends on our ability to raise funding. Furthermore, there is a risk associated with the business dependence on the market in Estonia.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Estonia could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Cibatella Corp. is safe.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

If we continue to incur net losses, our business will fail.

From our incorporation and inception on April 10, 2025 until September 30, 2025, we incurred cumulative net losses of $25,405. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

There is substantial uncertainly as to whether we will continue as a going concern.  If we discontinue operations, you will lose your investment.

We have incurred losses since our inception resulting in an accumulated deficit of $25,405 at September 30, 2025. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the three months ended September 30, 2025. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

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We may not be able to compete effectively against our competitors.

The culinary business sector is rather competitive. The sector includes large, established international companies and services which have better brand recognition, price and marketing capabilities. So, the competitors of our business will have greater financial resources and may be able to withstand price competition and attract customers better than we will. We also expect to face competition from new market entrants. We may be unable to compete effectively with the existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on development and marketing. We might not be able to maintain our ability to compete in this circumstance.

Because our web application will not be patent protected, other competitors could copy our technology, which could cause our business to fail.

Our potential competitive advantage will be our web culinary platform designed to inspire, educate, and empower individuals to explore international cuisines and develop culinary skills. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our web application. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

Potential disruptions in our web application, such as technological issues and software bugs.

Technical issues and software bugs are inherent risks in any web app improvement. Regular updates and maintenance are crucial to address bugs and ensure the web app’s smooth operation. Moreover, disruptions caused by technological issues may result in downtime, affecting user experience and trust. All this could have a material adverse effect on our financial condition and results of operations.

Because we are a small company and have limited capital, our marketing campaign may not be good enough to attract sufficient clients for us to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because we have not yet commenced business operations, we face a high risk of business failure.

We have not yet attracted any potential customers and our online culinary platform services just started recently. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 10, 2025 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until after the completion of our intended offering, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications in marketing campaign and in recognition of our product.

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If our business plan fails, we will dissolve and investors may not receive any portion of their investment back.

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

Investors cannot withdraw funds once their subscription agreements are accepted by the company. Therefore, because the investment is irrevocable, investors must be prepared that they may lose their entire investment if the business fails.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Cibatella Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our company was incorporated on April 10, 2025; we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

If Janek Innos, our sole officer and director, should resign or die, that could result in our operations being suspended. If that should occur, our business could fail, and you could lose your entire investment.

We are extremely dependent on the services of our sole officer and director, Janek Innos, for the future success of the business. The loss of the services of Janek Innos, could have an adverse effect on our business, financial condition and results of operations. Janek Innos is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

Because our company’s headquarter, assets and director are in other country, investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident officer and director.

While we are organized under the laws of State of Wyoming, our officer and Director is a non-resident of the USA and our headquarters and assets are located outside the United States. Our headquarters and major assets are located in Estonia. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Estonia court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

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The sole officer and director of the company, Mr. Innos, currently devotes approximately 30 hours per week to our company matters. He does not have any public company experience and is involved in other business activities. The company’s needs could exceed the amount of time or level of experience he may have. This could result in his inability to properly manage the company’s affairs which could further result in no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Innos. We have not formulated a plan to resolve any possible conflicts of interests if any appear with his other business activities. Currently there are no any conflicts of interests with our sole officer and his business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Because our officer will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Mr. Janek Innos, our president and secretary, accordingly, will only be devoting limited time to our operations. He will be devoting approximately 30 hours a week to our operations. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

The ongoing Ukrainian-Russian war could adversely impact the demand for our online culinary platform services and our operating results, increasing the likelihood of business failure.

Our executive and business office is located at Astangu tanav 62, Tallinn, Harju 13519, Estonia. Given our location and business model, geopolitical instability in the region, particularly the ongoing Ukraine-Russia war, poses significant risks to our operations and long-term viability.

The conflict has led to economic uncertainty, disruptions in supply chains, inflationary pressures, and weakened consumer spending across Europe. Additionally, prolonged instability may lead to increased operational costs, cybersecurity threats, or even direct disruptions to our business activities in Estonia.

Furthermore, the broader economic impact of the war may reduce investor confidence, making it more difficult for us to secure necessary funding. If these challenges persist or worsen, our ability to grow and sustain operations could be significantly hindered, increasing the likelihood of business failure.

While Cibatella Corp. is committed to mitigating these risks through strategic planning and adaptability, the Ukraine-Russia war presents ongoing uncertainties that could impact our business operations. We will continue monitoring the situation closely and adjust our business strategies to navigate these challenges effectively.

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the various strains of COVID-19.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in Estonia or some other countries remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our stock price and create more volatility.

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The Sarbanes-Oxley Act imposes considerable encumbrance upon the company without providing equitable benefits to the company.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

RISKS ASSOCIATED WITH THIS OFFERING:

Janek Innos, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Janek Innos, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

Our director will continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

Currently 100% of all shares of common stock of our Company are beneficially owned by all officers and directors as a group. As the current sole holder of the Company’s common shares, Mr. Innos may elect the entire Board of Directors. After the completion of this offering, our management will own major of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling at least 25% of the shares and receiving $30,000 in the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

There is no minimum number of shares that must be sold in our offering and no assurance that the proceeds from the sale of share will allow us to meet our goals.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our director who will not be separately compensated for his efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC (Over-the-Counter) Market, QB (OTCQB) upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Any future sale of stock held by existing stockholder of the company, who will hold approximately 25% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 2,000,000 shares of common stock have been issued to Janek Innos, our officer and director and our only existing principal stockholder. These shares are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Janek Innos after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Innos does not currently have any plans to sell his shares at any time after this offering is completed.

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Our status as an “emerging growth company” under the jobs act of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9, which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Financial industry regulatory authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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Market for penny stock has suffered in recent years from patterns of fraud and abuse.

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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FORWARD- LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects;
•	the Company’s business and growth strategies;
•	the factors that we expect to contribute to our success and our ability to be successful in the future;
•	our business model and strategy for realizing positive sales result;
•	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;
•	expenses;
•	the impact of new accounting pronouncements on our financial statements;
•	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months;
•	our market risk exposure and efforts to minimize risk;
•	our overall outlook including all statements under Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results; and,
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations and capital expenditures;
•	the Company’s inability to effectively manage its growth;
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments;
•	the Company’s inability to successfully compete against existing and future competitors;
•	the economic downturn and its effect on consumer spending;
•	the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period;
•	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters;
•	the effects of energy price increases on our cost of operations and our revenues;
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry;
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

	(25% of the offering)	(50% of the offering)	(75% of the offering)	(100% of the offering)
Gross proceeds	$30,000	$60,000	$90,000	$120,000

In order of priority, the net proceeds of the offering will be used as follows:

	(25% of the offering)	(50% of the offering)	(75% of the offering)	(100% of the offering)
Being a reporting public company	$17,000	$17,000	$17,000	$17,000
Web app and AI technology improvement	3,000	15,000	27,000	34,000
Marketing and advertising	7,000	22,000	34,000	51,000
Computer equipment	2,000	3,000	6,000	9,000
Additional Expenses	1,000	3,000	6,000	9,000
Total	$30,000	$60,000	$90,000	$120,000

A detailed description of the Use of Proceeds is provided in the “Plan of Distribution” section of this prospectus.

We are going to spend the most part of proceeds on advertising and marketing of our services. Insufficient funding for marketing efforts could negatively impact our ability to attract and retain users, which may adversely affect our business growth and overall market presence.

There is no minimum amount we are required to raise in this offering; any funds received from the sale of stock by the Company will be immediately available to us. The above figures represent only estimated costs. Mr. Janek Innos has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTC and QB Markets until we raise funds from this offering. Mr. Innos is not obligated to loan us funds. Mr. Innos will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Janek Innos and the loan bear interest at 0% per annum. Mr. Innos will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Our sole director believes that to implement our plan of operations we require a minimum of $30,000 for the next twelve months. Even if all of the shares are sold, it is anticipated we may need to obtain additional financing in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 4,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution of the price investor pays for its shares

The price of our offering of 4,000,000 shares is fixed at $0.03 per share for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2025, the net tangible book value of our shares was $(25,205) or approximately $(0.0126025) per share, based upon 2,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after September 30, 2025. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution table

Percent of Offering Completed	(25%)	(50%)	(75%)	(100%)
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.03	$0.03	$0.03	$0.03
Shares after offering	3,000,000	4,000,000	5,000,000	6,000,000
Book value before distribution per share	$(0.0126025)	$(0.0126025)	$(0.0126025)	(0.0126025)
Increase in book value per share	0.0141	0.0212	0.0255	0.0283
Book value after distribution per share	$0.0015	$0.0086	$0.0129	$0.0157
Dilution to purchasers	$0.0285	$0.0214	$0.0171	$0.0143
Dilution as percentage	95.00%	71.33%	57.00%	47.66%
% ownership of old shareholders	66.66%	50.00%	40.00%	33.33%
% ownership of new shareholders	33.34%	50.00%	60.00%	66.67%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	2,000,000	33.3%	$200
Investors in this Offering	$0.03	4,000,000	66.7%	$120,000

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PLAN OF DISTRIBUTION

Offering will be sold by our officer and director

Shares offered by the Company will be sold by our sole officer and director Mr. Janek Innos. Mr. Innos will not purchase any shares in this offering.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mr. Innos to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Janek Innos, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business associates. In offering the securities on our behalf, Mr. Innos will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Innos will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.  Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2.  Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.  Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

– primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

– is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

– has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

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DEPOSIT OF THE OFFERING PROCEEDS

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Cibatella Corp.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 2,000,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
•	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

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EXPERTS

•	Our audited financial statements for the period from inception to June 30, 2025 have been audited by Victor Mokuolu, CPA PLLC. We include the financial statements in reliance on their independent report, given upon their authority as experts in accounting and auditing.

•	The validity of the Common Stock offered hereby will be passed upon by Midway Law Firm APC.

* None of the described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

DESCRIPTION OF BUSINESS

Cibatella Corp. was incorporated under the laws of the state of Wyoming on April 10, 2025. We are a development-stage company focused on launching and expanding Cibatella, a web culinary platform designed to inspire, educate, and empower individuals to explore international cuisines and develop culinary skills. Our executive and business office is located at Astangu tanav 62, Tallinn, Harju 13519, Estonia, and our telephone number is +1(307)6556080. We maintain our statutory registered agent’s office at 30 N Gould St Ste R Sheridan, WY 82801.

Currently, we have only one employee who is also our sole officer and Director - Mr. Janek Innos.

Web platforms dedicated to culinary education and training hold significant importance in today’s globalized and digital economy. The increasing reliance on remote learning, demand for skill-based education, and growth in home-based culinary interests have created a strong market for accessible, high-quality culinary instruction online. Such platforms enable individuals to acquire practical cooking skills, expand cultural awareness through international cuisine, and pursue personal or professional development at their own pace and location. For culinary professionals, educators, and businesses, these platforms provide new channels to reach targeted audiences and offer services. Cibatella is positioned to leverage these trends by delivering scalable, and user-friendly culinary training solutions that cater to both recreational and professional culinary audiences.

We are a development stage company and currently have no revenues and we have incurred losses since its inception. As of September 30, 2025 our total assets were $47,024 and our total liabilities were $72,229.

Cibatella provides users with step-by-step recipes accompanied by high-quality images, ingredient lists, preparation times, and detailed dish descriptions. Our web app specializes in Polish, Ukrainian, French, and Italian cuisines, allowing users to explore, learn, and cook a variety of traditional and modern dishes.

Our web app includes an AI-powered recipe assistant that allows users to input the ingredients they have on hand and receive dish suggestions, complete with preparation steps. Users can also “favorite” recipes they love by tapping the heart icon, making them easy to revisit in the “Saved” section of their profile.

In addition to recipe discovery, we offer fee-based culinary education and training services for a broad audience—from beginner home cooks to professional chefs and restaurant teams. As part of our growth strategy, we will be hiring freelance chefs and culinary educators by formalizing freelance agreements. These professionals will assist in developing content, delivering virtual classes, and providing culinary coaching. However, we are going to hire freelance chefs once we secure our first client and establish an initial client base for our culinary education and training services.

Also the Company’s revenues are expected to be derived from paid contextual advertising services offered through the Cibatella web culinary app. These services will be targeted to businesses and individuals within the culinary sector, including but not limited to restaurants, individual chefs, culinary instructors, cooking schools, kitchenware brands, and food-related services.

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The Company offers banner advertising, consisting of static or animated media, which will be placed in prominent and high-traffic areas of the app. These advertisements are intended to enhance visibility for advertisers and drive engagement from users actively seeking culinary content. Pop-up advertisements will also be available as a part of our advertising offerings. These ads will appear at key moments during the user’s navigation experience and are designed to capture immediate attention, offering advertisers an additional avenue to promote their services and products effectively.

By providing these advertising services, the Company aims to create a reliable revenue stream while simultaneously offering advertisers access to a focused audience interested in culinary education, recipes, and related products and services. The Company anticipates that demand for targeted advertising within the culinary space will increase in parallel with user engagement and platform growth.

Our goal is to provide a comprehensive web platform that serves as a central hub for culinary inspiration, education, and skill development. Cibatella is designed to connect users with diverse international recipes and expert-led training, making high-quality culinary resources accessible to a global audience.

We have purchased the web app for US $40,300, and the full payment was made on June 30, 2025. As of that date, there is no outstanding debt related to the acquisition of the web application.

The Web App Purchase Agreement was filed as Exhibit 10.2 to this Registration Statement.

The link for the Cibatella web app:

https://cibatella.com/

Below are several technologies we plan to effectively integrate into our web culinary platform:

•	smart shopping list;
•	dietary filters and search options;
•	nutrition calculator;
•	multilingual interface;
•	user reviews and comments;
•	user-generated recipes.

To remain competitive and relevant, we intend to continuously maintain, improve, and expand our web platform, introducing new technologies and user-centric features.

Looking ahead, once we gain traction in our initial markets, we plan to expand access to new linguistic and geographic regions, particularly in Central and Eastern Europe. Our long-term goal is to position Cibatella as a leading global platform for culinary education and international recipe discovery, while ensuring that all platform content remains culturally authentic, technically sound, and tailored to the evolving needs of our user community.

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OUR ASSET WEB APP

We have a web-based application known as “Cibatella”, available at https://cibatella.com/ .. Our web app is fully functional and accessible to users. We intend to continue expanding its capabilities by integrating additional user-focused features.

Currently, the Cibatella web app includes key features such as:

Step-by-step recipes:

•	wide culinary selection: the Cibatella web app offers a select collection of recipes representing Polish, Ukrainian, French, and Italian cuisines;
•	variety of dish categories: users can browse and cook from a diverse range of dish types, including soups, pasta, pizza, salads, meat and fish dishes, desserts, sweets and etc., to satisfy different tastes, preferences and occasions;
•	detailed dish information: each recipe includes a concise dish description, estimated cooking time, and a complete list of required ingredients;
•	step-by-step instructions: all recipes are presented with clear, easy-to-follow steps, making the platform suitable for both beginner and experienced cooks;
•	high-quality images: recipes are accompanied by high-quality images illustrating the stages of the cooking process, enhancing clarity and providing users with a visual reference to support confidence in meal preparation.

*The images below illustrate the functionality of our web application:

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AI-powered recipe assistant:

•	ingredient input: users can begin by entering the ingredients they currently have at home. The system uses this input to identify possible dishes that can be created with those items;
•	dish type selection: users select the category of dish they wish to prepare, such as a salad, soup, dessert, main course, beverage, pasta, pizza, appetizer and etc. This allows the AI to tailor suggestions according to the user’s culinary intent:
•	cooking time filter: users specify how much time they have available to cook. The assistant offers four cooking time options:
➢	express – up to 15 minutes
➢	fast – up to 30 minutes
➢	regular – 30 to 60 minutes
➢	long – more than 60 minutes
•	recipe generation: after the inputs are submitted, users click the “Generate a Recipe” button. The AI instantly processes the data and generates a tailored recipe that matches the selected ingredients, dish type, and time frame;
•	The AI-generated result includes:
➢	a brief description of the dish
➢	estimated preparation and cooking time
➢	a refined list of required ingredients
➢	detailed step-by-step instructions (This helps users prepare meals with precision and ease, even with limited time).

This feature makes the Cibatella web app useful for users who seek inspiration based on what’s available in their kitchen, making everyday cooking more efficient, creative, and enjoyable.

*The images below illustrate the functionality of our web application:

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Favorite & Saved recipes:

•	users can express their interest in a recipe by clicking the heart-shaped icon located near each dish;
•	once marked, these recipes are automatically added to the user’s “Saved” section. This dedicated area within the user’s profile provides a centralized location where previously favorited recipes can be quickly accessed without the need to search again.

*The images below illustrate the functionality of our web application:

Antipasto Platter

An antipasto platter is a traditional Italian appetizer that sets the tone for a delicious meal. The name 'antipasto' means 'before th...

15 minutes

Zucchini Fritti

Zucchini Fritti, also known as fried zucchini, is a classic Italian

Recipes

Culinary education & Training services (fee-based):

We intend to offer virtual culinary education and training services tailored to a diverse audience—from beginner home cooks to professional chefs and restaurant teams.

•	request-based learning via “Contact us” feature: interested users can request training by using the “Contact Us” button on the Cibatella web platform. This action will direct them to a “Support Request” interface, where they can describe their specific culinary goals, areas of interest, or skill level;
•	personalized client support: upon receiving the inquiry, our support team will engage directly with the user to clarify their needs and suggest suitable virtual training options;
•	freelance culinary professionals: once the training request is confirmed, the user will be matched with a qualified freelance chef or culinary educator, who will provide instruction virtually.

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To date our director interacts with our potential customers, but we don’t have any clients for our culinary education services yet. As part of our growth strategy, we plan to hire freelance chefs and culinary educators by formalizing freelance agreements. These professionals will assist in developing content, delivering virtual classes, and providing culinary coaching. However, we are going to hire freelance chefs once we secure our first client and establish an initial client base for our culinary education and training services.

*The image below illustrates the functionality of our web application:

Below are several technologies we plan to effectively integrate into our web culinary platform:

•	smart shopping list: users will be able to generate organized grocery lists directly from recipe pages for easy in-store use;
•	dietary filters and search options: we will implement advanced search features allowing users to filter recipes by dietary preference (e.g., vegan, gluten-free, low-carb) or nutritional goals;
•	nutrition calculator: each recipe will include detailed nutritional breakdowns, including calories, protein, fats, and carbohydrates, helping users make informed dietary choices;
•	multilingual interface: As part of our global strategy, we plan to support multiple languages to accommodate international users:
•	user reviews and comments: users will have the ability to leave feedback on recipes, rate their cooking experiences, and share suggestions with the Cibatella community;
•	user-generated recipes: we will enable registered users to upload their own recipes with photos, instructions, and tags, further enriching the diversity of culinary content available.

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REVENUE

Cibatella Corp. expects to generate revenue through paid contextual advertising services offered via its web culinary app. In addition, we plan to introduce fee-based virtual culinary education and training services. Over time, we may also develop additional monetization streams through platform enhancements and user services. Below is a breakdown of our anticipated revenue sources:

Current Revenue Sources:

•	Paid Contextual Advertising Services

Our web app is designed to host contextual advertising for including restaurants, individual chefs, culinary instructors, cooking schools, kitchenware brands, food-related services and other relevant advertisers.

o	Banner Ads

Banner advertising will include static or animated media placed in prominent and high-traffic areas of the app. These ads will be designed to enhance visibility for advertisers and drive engagement from users actively seeking culinary content.

Estimated Pricing: $0.50–$1.50 per click or $200–$1,000 per month depending on placement and size.

o	Pop-Up Ads

These ads will appear at key moments during the user’s navigation experience and are designed to capture immediate attention, offering advertisers an additional avenue to promote their services and products effectively.

Estimated Pricing: $150–$1,000 per month.

•	Fee-Based Virtual Culinary Education and Training Services

We intend to offer fee-based culinary education and training services for a broad audience—from beginner home cooks to professional chefs and restaurant teams. We plan to hire freelance chefs and culinary educators by formalizing freelance agreements.

o	Private Virtual Coaching Sessions

Customized one-on-one instruction provided by freelance culinary professionals.

Estimated Pricing: $75–$200 per session (depending on chef experience and session length).

o	Group Training/Webinars

Thematic virtual workshops focused on specific techniques, cuisines, or skill levels.

Estimated Pricing: $30–$75 per participant per session.

o	Professional Restaurant Team Training

Advanced virtual training packages tailored for commercial kitchens and restaurant staff.

Estimated Pricing: Starting from $300 per team training module.

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Future Revenue Opportunities:

We plan to expand our revenue model over time with the following services:

o	Recipe Promotion Services

Chefs and food bloggers may pay to promote their own user-submitted recipes within the platform.

Estimated Pricing: $50–$100 per recipe feature.

o	Subscription Model

Users may be offered a monthly or annual subscription for ad-free browsing, exclusive recipes, early access to new features, and premium content.

Estimated Pricing: $9.99/month or $99/year.

o	Affiliate Product Marketing

We may partner with kitchenware brands or culinary service providers to generate revenue via affiliate links placed within recipes.

Commission Rate: 5%–15% per referred sale.

Pricing Disclosure Note: All prices listed above are preliminary estimates based on market research and expected value to users and clients. Pricing structures are subject to change based on platform evolution, customer feedback, and economic conditions.

MARKET OVERVIEW

The demand for web-based culinary platforms and online culinary education and training services continues to grow rapidly in 2025, as consumers increasingly seek convenient, interactive, and educational food experiences. Users now rely on digital platforms to search for culinary information, discover recipes, plan meals, and participate in virtual cooking classes—all from the comfort of their homes.

According to recent research by Econ Market Research, the global online cooking class market was valued at approximately $372 million in 2024, and is projected to grow at a CAGR of 14.6% from 2025 to 2033, reaching $1.1 billion by 2033.

Estonia provides a highly favorable environment for digital culinary services. As reported by Research And Markets, Estonia’s e-commerce market is estimated at $0.84 billion in 2025, with projected growth to $1.32 billion by 2030 at a CAGR of 9.37%.

The COVID-19 pandemic significantly accelerated the shift toward online culinary learning, establishing new consumer expectations for high-quality, visually engaging, and on-demand cooking content. Virtual education experiences are now expected to rival traditional in-person instruction in both quality and accessibility.

In 2025, the rising global interest in international cuisines continues to drive consumer engagement with digital culinary platforms. This cultural curiosity fuels demand for platforms that offer step-by-step recipes and professional-quality visuals of traditional dishes from around the world.

At the same time, users increasingly expect smart, AI-powered features that personalize their cooking journey—such as recipe recommendations based on available ingredients, preferred cooking time, or specific dietary needs.

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As smartphones and mobile applications remain dominant tools for daily tasks, more individuals are using mobile platforms to discover recipes, plan meals, and attend virtual cooking classes.

Furthermore, the growing preference for flexible, self-paced learning continues to enhance the appeal of online culinary education. Unlike traditional classroom-based courses, web-based platforms allow users to learn and cook at their own pace, on their own schedule.

Cibatella is committed to continuously improving its platform by expanding functionality and enhancing the user experience in order to meet evolving consumer expectations and capture a share of the growing digital culinary education and recipe discovery market—ensuring long-term relevance and strong competitive positioning in the evolving online culinary and e-learning markets.

COMPETITION

The market for web-based culinary platforms and online culinary education is highly competitive. Several well-established companies—such as MasterClass, BBC Good Food, and Tasty—offer users access to cooking content, recipes, and virtual lessons. These companies benefit from strong brand recognition, large user communities, and substantial financial and technological resources.

As a development-stage company, Cibatella faces competition from both global platforms and new entrants offering culinary content and services. However, we believe that our focus on continuous feature development, high-quality content, and an intuitive English-language interface will allow us to compete effectively within this growing market segment.

MARKETING

Marketing strategy is a vital component of our business model. As a development-stage company, Cibatella Corp. intends to implement an efficient marketing approach to build brand awareness, attract an initial user base, and promote our culinary platform and services.

We plan to utilize the following strategies:

•	Search Engine Optimization (SEO): We will optimize the content of our web platform for search engines, targeting relevant culinary keywords such as “step-by-step recipes,” “AI meal planning,” and “online cooking classes” to increase organic traffic;
•	Social Media Engagement: We will establish a presence on platforms such as Instagram, Facebook, and Pinterest, where food-related content performs well. By sharing high-quality recipe images, and cooking tips, we aim to drive traffic to our platform and build a community of engaged users;
•	Influencer and Affiliate Marketing: We will collaborate with culinary influencers, food bloggers, and online cooking educators to promote the platform and demonstrate our features. These collaborations are expected to help us reach niche audiences and increase user trust;
•	Email and Retargeting Campaigns: We initiate email newsletters and retargeting ads to promote recipes and virtual culinary classes;
•	Partnerships and Cross-Promotions: We will explore partnerships with food brands, kitchenware companies, or educational institutions to co-promote services and increase visibility;
•	To invite new clients via word-of-mouth referrals.

Insufficient funding for marketing efforts could negatively impact our ability to attract and retain users, which may adversely affect our business growth and overall market presence.

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Offices

Our business office is located at Astangu tanav 62, Tallinn, Harju 13519, Estonia and our phone number is +1(307)6556080. The office was provided by our sole officer and president Mr. Innos for free use, without any payment.

Bankruptcy or similar proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Patents and trademark

Currently, we do not own, either legally or beneficially, any patents or trademarks.

Contracts

We have no employees other than our sole officer and director, Janek Innos. As of May 1, 2025 we have executed a Consulting Agreement with our sole officer and director Janek Innos. Agreement was filed as Exhibit 10.1 to this Registration Statement.

Government regulations

As a company operating in the online culinary services sector, Cibatella Corp. must comply with applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws.

In addition, we will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Estonia and to operation of any facility in any jurisdiction which we would conduct activities.

We believe that government regulation will have no significant impact on the way we conduct our business. We will continuously monitor regulatory developments to ensure full compliance and mitigate any potential risks to our operations.

Emerging growth company status under the JOBS Act

Cibatella Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies.” Emerging growth companies are those with annual gross revenues of less than $1, 07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1,07 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1,07 billion in non-convertible debt during the previous three-year period; and
•	The first fiscal year in which the company has a public float of at least $700 million.

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Financial and audit requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

Offering requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “road show.”

Other public company requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. We intend to apply to the OTC and QB Markets to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC and QB Markets.

Penny stock rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
•	toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, https://www.sec.gov/.

Stock Transfer Agent

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL INFORMATION

Our fiscal year end is June 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to June 30, 2025 and for the three months ended September 30, 2025 (Unaudited) can be found on page F-1.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. In case we need additional financing, our Mr. Innos has verbally agreed to loan us funds to implement our business plan.

Liquidity and capital resources

Since inception, we have sold 2,000,000 shares of our common stock to our officer and director Janek Innos at a price of $0.0001 per share, for aggregate proceeds of $200.

Cash and cash equivalents were $6,240 as of September 30, 2025. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Janek Innos, our CEO and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, etc.

Mr. Innos, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

We have purchased the web application for total consideration of $40,300. The Web Application Purchase Agreement was filed as Exhibit 10.2 to this Registration Statement.

The link for the Cibatella web application:

•	https://cibatella.com/

Our business office is located at Astangu tanav 62, Tallinn, Harju 13519, Estonia and our phone number is +1(307)6556080.

Results of operations for the three months ended September 30, 2025

To date, we have not received any revenue from this prospectus. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds. We have incurred operating expenses of $17,156 for consulting services, bank service charges, legal fees, audit fees and depreciation for the three months ended September 30, 2025. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $25,405 at September 30, 2025, and a net loss of $17,156 for the three months ended September 30, 2025.

Our full business plan entails activities described in the “Plan of operation” section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of operation” below to maintain a reporting status.

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Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

Plan of operation

The key objectives we will need to achieve to successfully implement our business plan over the next twelve months after the completion are as follows:

	(25% of the offering)	(50% of the offering)	(75% of the offering)	(100% of the offering)
Being a reporting public company	$17,000	$17,000	$17,000	$17,000
Web app and AI technology improvement	3,000	15,000	27,000	34,000
Marketing and advertising	7,000	22,000	34,000	51,000
Computer equipment	2,000	3,000	6,000	9,000
Additional Expenses	1,000	3,000	6,000	9,000
Total	$30,000	$60,000	$90,000	$120,000

Marketing and advertising. Estimated Cost $7,000-51,000

We plan to utilize the following strategies:

•	Search Engine Optimization (SEO): We will optimize the content of our web platform for search engines, targeting relevant culinary keywords such as “step-by-step recipes,” “AI meal planning,” and “online cooking classes” to increase organic traffic;
•	Social Media Engagement: We will establish a presence on platforms such as Instagram, Facebook, and Pinterest, where food-related content performs well. By sharing high-quality recipe images, and cooking tips, we aim to drive traffic to our platform and build a community of engaged users;
•	Influencer and Affiliate Marketing: We will collaborate with culinary influencers, food bloggers, and online cooking educators to promote the platform and demonstrate our features. These collaborations are expected to help us reach niche audiences and increase user trust;
•	Email and Retargeting Campaigns: We initiate email newsletters and retargeting ads to promote recipes and virtual culinary classes;
•	Partnerships and Cross-Promotions: We will explore partnerships with food brands, kitchenware companies, or educational institutions to co-promote services and increase visibility;
•	To invite new clients via word-of-mouth referrals.

By implementing a comprehensive marketing and sales strategy, we aim to establish a strong market presence and attract a loyal user base within an estimated timeframe of 6 to 9 months.

Web app and AI technology improvement. Estimated Cost $3,000-34,000

To ensure the ongoing performance, and competitiveness of our culinary web platform, we plan to implement a series of improvements to both the web application and its AI-powered functionality. These enhancements are expected to occur within the first 6 to 12 months.

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The following steps outline our operational plan:

•	Monitoring and Regular Updates: We will continuously monitor the performance of the web application to detect bugs, inefficiencies, or outdated components. Timely updates will be applied to enhance functionality, fix errors, and maintain system stability;
•	Bug Fixes and Technical Maintenance: We will prioritize the correction of issues that affect user experience, including errors related to loading times, and content display. Addressing such bugs promptly will be essential to ensuring platform reliability;
•	Security Enhancements: Protecting user data and maintaining the integrity of the platform is a top priority. We intend to apply regular security patches and updates to safeguard against potential breaches or data vulnerabilities;
•	AI Feature Development: We plan to enhance the platform’s AI-powered recipe assistant by improving its ability to personalize recipe suggestions based on user preferences, available ingredients, and cooking time;
•	Performance Optimization: Efforts will be made to optimize server load times and improve system responsiveness. Enhancing back-end efficiency will directly contribute to improved user satisfaction;
•	Ongoing Improvement and Feature Expansion: As the platform grows, we plan to introduce additional functionalities, such as smart shopping list, dietary filters and search options, nutrition calculator, multilingual interface, user reviews and comments and user-generated recipes.

By implementing these improvements, Cibatella aims to enhance the performance of its web application and AI features, strengthen user satisfaction, and support long-term success in the online culinary market.

Computer equipment Estimated Cost $2,000-9,000

To support the daily operations of our culinary web platform, Cibatella requires essential computer equipment. This includes laptop computer, a multifunction printer for scanning and printing, a smartphone, a landline phone, and a Wi-Fi router with stable internet access.

As the company expands and our user base grows, we may also need to invest in additional infrastructure, such as leasing or purchasing a server to store our service data and host our services.

We will regularly review our hardware needs and make any necessary updates to maintain the effectiveness of our services. We expect this process to take approximately 6-9 months.

Controls and procedures

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended June 30, 2025 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended June 30, 2025.

During the fiscal years ended June 30, 2025 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)
Janek Innos	51	President,
Astangu tanav 62,		Chief Financial Officer,
Tallinn, Harju 13519,		Chief Executive Officer,
Estonia		Estonia

Janek Innos has been holding the above stated positions since the inception of the Company and is expected to hold it until the next annual meeting of our stockholders. Thereby, Janek Innos is currently the Officer/Director and control person of Cibatella Corp.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

Janek Innos, Age 51

Mr. Innos has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on April 10, 2025.

Mr. Innos is a professional with a diverse background in both technology and the restaurant industry. From 2013 to 2016, he held a management position at a mid-sized technology company, where he was involved in coordinating internal systems and overseeing the implementation of user-focused digital services.

From 2017 to 2020, Mr. Innos transitioned to the restaurant industry, joining Brilora Dining Group, a boutique restaurant network focused on modern European cuisine. During his tenure at Brilora Dining Group, he was responsible for overseeing restaurant operations, coordinating new location launches, and managing staff development programs. His experience there gave him valuable insight into culinary business operations and customer service management.

Over the past five years, Mr. Innos has been self-employed, working as a freelance consultant in the food, hospitality, and digital services sectors. His work includes advising on restaurant concepts, digital branding strategies and launching startup projects.

Through his leadership of Cibatella, Mr. Innos aims to create a dynamic and accessible web-based platform for international recipe discovery and culinary education.

Section 16(a) beneficial ownership reporting compliance

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

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EXECUTIVE COMPENSATION

On May 1, 2025, we have executed a Consulting agreement for monthly services with our officer and director under which he is entitled to $4,000 monthly compensation. However, this amount is being deferred as liability to the company until the Company raises funds in this offering. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. Consulting agreement was filed as Exhibit 10.1 to this Registration Statement.

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
						Plan	Compen-	Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Janek Innos, President, CEO, CFO	2025	$8,000	$0	$0	$200	$0	$0	$0	$8,200

OUTSTANDING EQUITY AWARDS AT June 30, 2025

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested
Janek Innos	0	0	0	0	0	0	0	0	0

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OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Janek Innos	0	0	0	0	0	0	0

Compensation of directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Option grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated option exercises and fiscal year-end option value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-term incentive plan (“LTIP”) awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of April 11, 2025 we have issued 2,000,000 shares of company common stock valued at 0.0001 per share to Janek Innos in the capacity of Director of the Company in consideration of $200 to pay company expenses and keep on top of the business development.

On May 1, 2025 we have executed a Consulting agreement for monthly services with our officer and director under which he is entitled to $4,000 monthly compensation. However, this amount is being deferred as liability to the company until the Company raises funds in this offering. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. Consulting agreement was filed as Exhibit 10.1 to this Registration Statement.

Also Mr. Janek Innos has verbally agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTC and QB Markets until we raise funds from this offering. Mr. Janek Innos is not obligated to loan us funds. Mr. Innos will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Janek Innos and the loan bear interest at 0% per annum. Mr. Innos will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by:

•	each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock;
•	each officer and director of our Company; and
•	all officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Title of class	Name and address of Beneficial owner	Amount and nature of Beneficial ownership	Percent of Common Stock
Common Stock	Janek Innos Astangu tanav 62, Tallinn, Harju 13519, Estonia	2,000,000	100%
All directors and executive officers as a group (1 person)		2,000,000	100%

The percentages are calculated based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

37

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

38

CIBATELLA CORP.

Financial Statements

For the year ended June 30, 2025

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Board of Director and Stockholder of

Cibatella Corp.

Opinion on the Financial Statements

We have audited the accompanying statement of balance sheet of Cibatella Corp. (the ‘Company’) as of June 30, 2025, and the related statement of operations, stockholder’s deficit, and cash flow, for the period April 10, 2025 (Inception) through June 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows for the period from April 10, 2025 (Inception) through June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, Going Concern to the financial statements, the Company has generated no revenue since inception on April 10, 2025, reported a net loss, and has accumulated deficit of $8,249 as of June 30, 2025. And the Company has not completed its efforts to generate sufficient revenue to cover operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

We have served as the Company’s auditor since 2025.

Houston, Texas

October 9, 2025

PCAOB ID: 6771

F-2

CIBATELLA CORP.

Balance Sheet

As of June 30, 2025

(AUDITED)

As of June 30, 2025
ASSETS

Current Assets
Cash and cash equivalents	$10,255
Total Current Assets	10,255
Total Intangible Assets, Net	40,300

Total Assets	$50,555

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Related party loan	$50,604
Accounts payable-related party	8,000
Total Current Liabilities	58,604

Total Liabilities	58,604

Commitments and Contingencies (Note 7)	–

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	200
Accumulated deficit	(8,249)
Total Stockholders’ Deficit	(8,049)

Total Liabilities and Stockholders’ Deficit	$50,555

See accompanying notes, which are an integral part of these financial statements

F-3

CIBATELLA CORP.

Statement of Operations

From April 10, 2025 (Inception) through June 30, 2025

(AUDITED)

From April 10, 2025 (Inception) through June 30, 2025
REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	(8,249)
TOTAL OPERATING EXPENSES	(8,249)

NET LOSS FROM OPERATIONS	(8,249)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(8,249)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

See accompanying notes, which are an integral part of these financial statements

F-4

CIBATELLA CORP.

Statement of Stockholders’ Deficit

From April 10, 2025 (Inception) through June 30, 2025

(AUDITED)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Inception, April 10, 2025	–	$–	$–	$–	$–
Shares issued for cash at $0.0001 per share on April 11, 2025	2,000,000	200	–	–	200
Net loss for the period ended June 30, 2025	–	–	–	(8,249)	(8,249)

Balance, June 30, 2025	2,000,000	$200	$–	$(8,249)	$(8,049)

See accompanying notes, which are an integral part of these financial statements

F-5

CIBATELLA CORP.

Statement of Cash Flows

From April 10, 2025 (Inception) through June 30, 2025

(AUDITED)

From April 10, 2025 (Inception) through June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,249)
Adjustments to reconcile net loss to net cash provided by operations:
Accounts payable-related party	8,000
CASH FLOWS FROM OPERATING ACTIVITIES	(249)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of web culinary platform	(40,300)
CASH FLOWS FROM INVESTING ACTIVITIES	(40,300)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loans	50,604
Capital stock	200
CASH FLOWS FROM FINANCING ACTIVITIES	50,804

NET CHANGE IN CASH	10,255

Cash, end of period	$10,255

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$–

Income taxes paid	$–

See accompanying notes, which are an integral part of these financial statements

F-6

CIBATELLA CORP.

Notes to Financial Statements

From April 10, 2025 (Inception) through June 30, 2025

(AUDITED)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Cibatella Corp. (“the Company”) was incorporated on April 10, 2025 under the laws of the state of Wyoming. We are a development-stage company focused on launching and expanding Cibatella, a web culinary platform designed to inspire, educate, and empower individuals to explore international cuisines and develop culinary skills. Our executive and business office islocated at Astangu tanav 62, Tallinn, Harju 13519, Estonia, and our telephone number is +1(307)6556080.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from April 10, 2025 (Inception) through June 30, 2025.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $8,249 on June 30, 2025, a net loss of $8,249 since April 10, 2025 (Inception) through June 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP.

The Company’s year-end is June 30.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

F-7

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of June 30, 2025, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of June 30, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

As of June 30, 2025, the Company purchased web-based culinary application for $40,300, which is being amortized over a 5-year life. There was no accumulated amortization as of June 30, 2025.

F-8

Note 5 – LOAN FROM DIRECTOR

During the period from April 10, 2025 (Inception) through June 30, 2025 our director Janek Innos has loaned to the Company $50,604. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $50,604 as of June 30, 2025.

Note 6 – COMMON STOCK

On April 11, 2025, the Company issued 2,000,000 shares of common stock to a director Janek Innos for cash proceeds of $200 at $0.0001 per share.

As of June 30, 2025, the Company had 2,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended June 30, 2025 as follows:

June 30, 2025
Tax benefit (expenses) at U.S. statutory rate	$(1,732)
Change in valuation allowance	$1,732
Tax benefit (expenses) net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

June 30, 2025
Net operating loss	$(1,732)
Valuation allowance	$1,732
Deferred tax assets, net	$–

F-9

The Company has accumulated approximately $8,249 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to June 30, 2025, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

CIBATELLA CORP.

Financial Statements

For the three months ended September 30, 2025

F-11

CIBATELLA CORP.

Balance Sheet

(UNAUDITED)

	As of September 30, 2025	As of June 30, 2025
ASSETS

Current Assets
Cash and cash equivalents	$6,240	$10,255
Prepaid Expenses	2,500	–
Total Current Assets	8,740	10,255
Total Intangible Assets, Net	38,284	40,300

Total Assets	$47,024	$50,555

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Related party loan	$50,604	$50,604
Accounts Payable	1,625	–
Accounts payable-related party	20,000	8,000
Total Current Liabilities	72,229	58,604

Total Liabilities	72,229	58,604

Commitments and Contingencies (Note 7)	–	–

Stockholder’s Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	200	200
Accumulated deficit	(25,405)	(8,249)
Total Stockholder’s Deficit	(25,205)	(8,049)

Total Liabilities and Stockholder’s Deficit	$47,024	$50,555

See accompanying notes, which are an integral part of these financial statements

F-12

CIBATELLA CORP.

Statement of Operations

(UNAUDITED)

	For the three months ended September 30, 2025	For the three months ended September 30, 2024
REVENUES	$–	$–

OPERATING EXPENSES
General and Administrative Expenses	(15,140)	–
Amortization Expenses	(2,016)	–
TOTAL OPERATING EXPENSES	(17,156)	–

NET LOSS FROM OPERATIONS	(17,156)	–

NET LOSS	$(17,156)	$–

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$–

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	–

See accompanying notes, which are an integral part of these financial statements

F-13

CIBATELLA CORP.

Statement of Stockholder’s Deficit

For the three months ended September 30, 2025 and 2024

(UNAUDITED)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Issuance of common stock	–	$–	$–	$–	$–
Net loss for the three months ended September 30, 2024	–	–	–	–	–

Balance, September 30, 2024	–	$–	$–	–	$–

Issuance of common stock	–	–	–	–	–
Net loss for the three months ended September 30, 2025	–	–	–	(17,156)	(17,156)

Balance, September 30, 2025	2,000,000	$200	$–	(25,405)	$(25,205)

See accompanying notes, which are an integral part of these financial statements

F-14

CIBATELLA CORP.

Statement of Cash Flows

(UNAUDITED)

	For the three months ended September 30, 2025	For the three months ended September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,156)	$–
Adjustments to reconcile net loss to net cash provided by operations:
Amortization expenses	2,016	–
Changes in operating assets and liabilities:
Prepaid expenses	(2,500)	–
Accounts payable	1,625	–
Accounts payable-related party	12,000	–
NET CASH USED IN OPERATING ACTIVITIES	(4,015)	–

NET CHANGE IN CASH	(4,015)	–

Cash, beginning of period	$10,255	–
Cash, end of period	$6,240	–

See accompanying notes, which are an integral part of these financial statements

F-15

CIBATELLA CORP.

Notes to Financial Statements

For the three months ended September 30, 2025

(UNAUDITED)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Cibatella Corp. (“the Company”) was incorporated on April 10, 2025 under the laws of the state of Wyoming. We are a development-stage company focused on launching and expanding Cibatella, a web culinary platform designed to inspire, educate, and empower individuals to explore international cuisines and develop culinary skills. Our executive and business office islocated at Astangu tanav 62, Tallinn, Harju 13519, Estonia, and our telephone number is +1(307)6556080.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues for the three months ended September 30, 2025.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $25,405 on September 30, 2025, a net loss of $17,156 for the three months ended September 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP.

The Company’s year-end is June 30.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

F-16

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of September 30, 2025, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 350, Intangibles—Goodwill and Other, as the acquired web application was purchased from a third party and is considered an identifiable intangible asset with a finite life. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product

As of September 30, 2025, the Company purchased web-based culinary application for $40,300, which is being amortized over a 5-year life. There was $2,016 of accumulated amortization as of September 30, 2025.

Note 5 – LOAN FROM DIRECTOR

For the three months ended September 30, 2025 our director Janek Innos has loaned to the Company $0. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $50,604 as of September 30, 2025.

F-17

Note 6 – COMMON STOCK

On April 11, 2025, the Company issued 2,000,000 shares of common stock to a director Janek Innos for cash proceeds of $200 at $0.0001 per share.

As of September 30, 2025, the Company had 2,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% as of September 30, 2025 and for the period ended June 30, 2025 as follows:

	September 30, 2025	June 30, 2025
Tax benefit (expenses) at U.S. statutory rate	$(5,335)	$(1,732)
Change in valuation allowance	5,335	1,732
Tax benefit (expenses) net	$–	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

	For the three months ended September 30, 2025	June 30, 2025
Net operating loss	$(3,603)	$(1,732)
Valuation allowance	$3,603	$1,732
Deferred tax assets, net	$–	$–

The Company has accumulated approximately $25,405 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to September 30, 2025, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-18

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fee	$16.57
Legal and Professional Fees	1,500
Accounting and auditing	6,500
Transfer Agent fees	–
EDGARization	2,500
TOTAL	$10,516.57

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 11, 2025 the Company issued a total of 2,000,000 shares of common stock at a price of $0.0001 per share in consideration of $200 to Janek Innos.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion re: Legality
10.1*	Consulting Agreement
10.2*	Web App Purchase Agreement
10.3*	Minutes of a meeting dated April 11, 2025
10.4*	Subscription Agreement
23.1	Consent of Independent Auditor
107*	Filing Fee Table

_________________

* Incorporated by reference. Previously filed with Form S-1 filed on October 9, 2025

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To be removed from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 12, 2025.

Cibatella Corp., Registrant

By:	/s/ Janek Innos
Janek Innos, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: December 12, 2025	By:	/s/ Janek Innos
Janek Innos, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

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